Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated May 15, 2026 relating to the Ordinary Shares, no par value, of Super Group (SGHC) Limited shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP By: Divisadero Street Capital LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI By: /s/ William Zolezzi

DIVISADERO STREET CAPITAL, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager